Exhibit 99.1

Press Release

MagnaChip Reports First Quarter 2015 Financial Results

•	Reports Revenue of $164.9 million and gross margin of 21.2%

•	Announces YJ Kim as CEO and a Member of Board of Directors; Jonathan Kim as CFO

•	Launched a Comprehensive Cost and Portfolio Optimization Program; Engages Independent Business Advisory Firm to Assist with Evaluation

•	Combines Display and Power Solutions into Newly Formed Standard Products Group

•	Names a Chief Compliance Officer to Executive Team

SEOUL, South Korea and CUPERTINO, Calif., May 28, 2015 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the first quarter ended March 31, 2015.

The Company also announced the appointment of YJ Kim, a semiconductor industry veteran, as Chief Executive Officer and a member of the Company’s Board of Directors, and Jonathan Kim as Executive Vice President and Chief Financial Officer. Both held the same posts on an interim basis for the past year. In addition, the Company named Theodore Kim as Executive Vice President and Chief Compliance Officer, a newly created position, reporting directly to the Board of Directors. He continues to serve as General Counsel.

On behalf of MagnaChip’s Board, Chairman Doug Norby said, “I am pleased that, after conducting a broad and thorough search process, the Board has unanimously appointed YJ to lead MagnaChip and Jonathan to serve as CFO. As interim CEO, YJ provided strong leadership and strategic vision to the Company during this important period. Jonathan successfully led the completion of the restatement process, and has proven himself to be a very capable financial executive. The Board looks forward to working with the two leaders to improve MagnaChip’s performance.”

Revenue for the first quarter of 2015 was $164.9 million, a 1.7% decline compared to $167.7 million for the fourth quarter of 2014 and flat compared to $164.2 million for the first quarter of 2014.

Gross profit was $35.0 million or 21.2%, as a percent of revenue, for the first quarter of 2015. This compares to gross profit of $34.5 million or 20.6% for the fourth quarter of 2014 and $40.3 million or 24.5% for the first quarter of 2014.

Net loss, on a GAAP basis, for the first quarter of 2015 totaled $20.0 million or $0.59 per diluted share. This compares to a net loss of $63.8 million or $1.87 per diluted share for the fourth quarter of 2014 and a net loss of $21.6 million or $0.63 per diluted share for the first quarter of 2014. Net loss was impacted primarily by lower revenue and gross margin as well as by substantial accounting, legal and other related costs associated with our restatement and certain related litigation and other regulatory investigations and actions.

“We continue to face major challenges as a result of strategic missteps in the past, so we have implemented a comprehensive cost and portfolio optimization program to position MagnaChip for growth over the long-term while we also work to improve fab utilization and boost engineering efficiencies,” said CEO YJ Kim. “Our goal is to broaden our customer base, expand into new markets including sensors and the Internet of Things (IoT), accelerate product innovation and improve engineering productivity. To help achieve these goals and streamline product functions, we recently combined our Display Solutions and Power Solutions divisions into a single Standard Products Group.”

MagnaChip also announced today that HK Kim, Executive Vice President and General Manager of the Power Solutions Division, and Brent Rowe, Executive Vice President of Worldwide Sales, have resigned. The Company announced earlier this month that TY Hwang, formerly the President and Chief Operating Officer, resigned effective April 30.

“We devoted substantial efforts and resources to getting caught up on our delayed SEC filings. With today’s filing of our 2014 10-K and with the filing of our 10-Q for the first quarter of 2015, which we expect to file within the next two weeks, we will be current with our filings and plan to be a timely filer starting in the second quarter,” said Jonathan Kim, Chief Financial Officer. “We are committed to achieving and maintaining a strong internal control over financial reporting and financial reporting integrity.” In addition, Mr. Kim said, “We have engaged a global consulting firm with considerable expertise in cost and portfolio optimization to help us focus on strategies to emerge from our current challenges and to drive our business forward and return long-term value to our shareholders.”

Adjusted net loss, a non-GAAP measurement, for the first quarter of 2015 totaled $9.6 million or $0.28 per diluted share compared to an adjusted net loss of $10.8 million or $0.32 per diluted share for the fourth quarter of 2014 and an adjusted net loss of $6.4 million or $0.19 per diluted share for the first quarter of 2014.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Combined cash balances (cash and cash equivalents) totaled $91.4 million at the end of the first quarter of 2015, a decrease of $11.0 million from the end of the prior quarter.

First Quarter and Recent Company Events

•	Appointed YJ Kim as CEO and Jonathan Kim as CFO

•	Appointed Theodore Kim as Chief Compliance Officer

•	Announced Diversified Products for Internet of Things Applications

•	Announced 5th Annual Foundry Technology Symposium in Taiwan, California, and Texas

•	Introduced Automotive Qualified Display Driver ICs for Major Japanese LCM Maker

•	Completed Review and Restatement of Financial Results

•	Introduced New Step-Down LED Backlight Drivers

•	Offered Enhanced 0.13 Micron Embedded EEPROM Process Technology

The Company today filed its Annual Report on Form 10-K for the year ended Dec. 31, 2014, with the Securities and Exchange Commission. A copy of this and other MagnaChip SEC filings is available at www.magnachip.com.

Business Outlook

For the second quarter of 2015, MagnaChip anticipates:

•	Revenue will be in the range of $155 million to $165 million.

•	Gross margin will be 17.0% to 19.0% as a percent of revenue.

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today to discuss the first quarter 2015 financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 49272803 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 49272803.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including second quarter 2015 revenue and gross margin. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our

Form 10-K filed on May 28, 2015 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net sales	$164,885	$167,652	$164,164
Cost of sales	129,908	133,154	123,887

Gross profit	34,977	34,498	40,277

Gross profit %	21.2%	20.6%	24.5%

Operating expenses
Selling, general and administrative expenses	25,030	32,491	25,027
Research and development expenses	22,160	22,147	23,137
Restructuring and impairment charges	—	10,269	—

Total operating expenses	47,190	64,907	48,164

Operating loss	(12,213)	(30,409)	(7,887)
Interest expense, net	(4,063)	(4,134)	(4,070)
Foreign currency loss, net	(3,176)	(30,160)	(9,406)
Other income, net	556	626	561

Loss before income taxes	(18,896)	(64,077)	(20,802)

Income tax expense (benefit)	1,133	(247)	803

Net loss	$(20,029)	$(63,830)	$(21,605)

Loss per common share :
- Basic	$(0.59)	$(1.87)	$(0.63)
- Diluted	$(0.59)	$(1.87)	$(0.63)

Weighted average number of shares—Basic	34,056,468	34,056,413	34,052,875
Weighted average number of shares—Diluted	34,056,468	34,056,413	34,052,875

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Net loss	$(20,029)	$(63,830)	$(21,605)
Adjustments:
Depreciation and amortization	6,870	7,143	7,268
Interest expense, net	4,063	4,134	4,070
Income tax expense (benefit)	1,133	(247)	803
Restructuring and impairment charges	—	10,269	—
Equity-based compensation expense	185	407	617
Foreign currency loss, net	3,176	30,161	9,407
Derivative valuation loss (gain), net	—	(49)	16
Restatement related expenses	7,058	12,145	4,797

Adjusted EBITDA	$2,456	$133	$5,373

Adjusted EBITDA per common share:
- Diluted	$0.07	$0.00	$0.16
Weighted average number of shares - Diluted	34,056,468	34,056,413	34,052,875

Net loss	$(20,029)	$(63,830)	$(21,605)
Adjustments:
Restructuring and impairment charges	—	10,269	—
Equity-based compensation expense	185	407	617
Amortization of intangibles	—	120	357
Foreign currency loss, net	3,176	30,161	9,407
Derivative valuation loss (gain), net	—	(49)	16
Restatement related expenses	7,058	12,145	4,797

Adjusted net loss	$(9,610)	$(10,777)	$(6,411)

Adjusted net loss per common share:
- Diluted	$(0.28)	$(0.32)	$(0.19)
Weighted average number of shares - Diluted	34,056,468	34,056,413	34,052,875

We define Adjusted EBITDA for the periods indicated as net income (loss), adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expenses (benefits), (iv) restructuring and impairment charges, (v) equity-based compensation expense, (vi) foreign currency loss (gain), net, (vii) derivative valuation loss (gain), net, and (viii) restatement related expenses.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income (loss), adjusted to exclude (i) restructuring and impairment charges, (ii) equity-based compensation expense, (iii) amortization of intangibles, (iv) foreign currency loss (gain), net, (v) derivative valuation loss (gain), net, and (vi) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$91,395	$102,434
Accounts receivable, net	71,848	72,957
Inventories, net	76,422	75,334
Other receivables	4,535	10,616
Prepaid expenses	10,311	7,560
Current deferred income tax assets	43	237
Other current assets	7,224	6,898

Total current assets	261,778	276,036

Property, plant and equipment, net	216,486	223,766
Intangible assets, net	2,422	2,451
Long-term prepaid expenses	9,951	10,916
Deferred income tax assets	281	415
Other non-current assets	14,548	14,147

Total assets	$505,466	$527,731

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$73,812	$70,767
Other accounts payable	8,195	10,986
Accrued expenses	74,573	81,060
Other current liabilities	4,616	6,460

Total current liabilities	161,196	169,273

Long-term borrowings, net	224,065	224,035
Accrued severance benefits, net	144,491	139,289
Other non-current liabilities	11,489	13,636

Total liabilities	541,241	546,233

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 40,635,233 shares issued and 34,056,468 outstanding at March 31, 2015 and December 31, 2014	406	406
Additional paid-in capital	118,604	118,419
Accumulated deficit	(31,372)	(11,343)
Treasury stock, 6,578,765 shares at March 31, 2015 and December 31, 2014	(90,918)	(90,918)
Accumulated other comprehensive loss	(32,495)	(35,066)

Total stockholders’ equity (deficit)	(35,775)	(18,502)

Total liabilities and stockholders’ equity	$505,466	$527,731

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Cash flows from operating activities
Net loss	$(20,029)	$(21,605)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,870	7,268
Provision for severance benefits	7,260	4,034
Bad debt expenses (reversal of allowance)	(20)	94
Amortization of debt issuance costs and original issue discount	162	149
Loss on foreign currency, net	4,179	11,007
Stock-based compensation	185	617
Other	(222)	367
Changes in operating assets and liabilities
Accounts receivable	133	(28,094)
Inventories, net	(1,701)	(10,028)
Other receivables	6,140	691
Other current assets	(1,653)	(806)
Deferred tax assets	324	366
Accounts payable	5,902	(837)
Other accounts payable	(4,881)	(1,230)
Accrued expenses	(7,626)	(3,273)
Other current liabilities	(1,774)	(1,790)
Other non-current Liabilities	(220)	548
Payment of severance benefits	(1,341)	(1,514)
Other	(367)	(150)

Net cash used in operating activities	(8,679)	(44,186)

Cash flows from investing activities
Purchase of plant, property and equipment	(557)	(6,259)
Payment for intellectual property registration	(77)	(92)
Payment of guarantee deposits	(411)	(289)
Other	15	7

Net cash used in investing activities	(1,030)	(6,633)

Cash flows from financing activities
Proceeds from issuance of common stock	—	67
Net cash provided by financing activities	—	67
Effect of exchange rates on cash and cash equivalents	(1,330)	1,914

Net decrease in cash and cash equivalents	(11,039)	(48,838)

Cash and cash equivalents
Beginning of the period	102,434	153,606

End of the period	$91,395	$104,768